Exhibit 99.1

Ipsidy Announces Results for Second Quarter 2018 and

Common Equity Funding of $9.6 million

LONG BEACH, N.Y., August 7, 2018 -- Ipsidy Inc. (www.ipsidy.com) [OTCQX:IDTY], a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended June 30, 2018 and that it has received subscriptions for common stock in an equity fund raising of approximately $9.6 million.

Financial Highlights for the Three and Six Months Ended June 30, 2018

●	Total revenue for the three and six-month periods was $1.8 million and $2.4 million respectively compared to $0.6 million and $1.1 million respectively for the three and six months in 2017. The increase in revenue for the period reflected the successful completion of the supply of SearchTM, our Automated Fingerprint Identification System and related services to the Zimbabwe Electoral Commission (“ZEC”).

●	Net loss for the three and six months was $2.5 million and $5.2 million respectively compared to a net loss of $2.8 million and $12.5 million respectively for the three and six months in 2017. In 2017, the satisfaction of notes payable in the first quarter resulted in a charge of approximately $4.1 million.

●	Basic and fully diluted net loss per share for the three and six months in 2018 was $0.01 and $0.01 cents respectively compared to basic net loss per share of $0.01 and $0.04 cents respectively for the three and six months in 2017.

●	Adjusted EBITDA loss for the three and six months in 2018 was $1.6 million and $3.3 million respectively compared to $1.4 million and $3.0 million respectively in 2017. Adjusted EBITDA loss for the six-month period increased approximately $0.3 million due to the increased investment in salary and technology expense, as the Company expanded its infrastructure to support future operations and in addition incurred a $0.5 million charge principally for the write-down in the value of legacy kiosks, offset by the revenue earned from the sale of our SearchTM system to ZEC.

Subsequent Events

●	As of August 7, 2018, the Company has received subscriptions, for aggregate gross proceeds of approximately $9.6 million, by the issuance of approximately 63.9 million shares of Common Stock at $0.15 per share. The Theodore Stern Revocable Trust (the “Stern Trust”) has agreed to invest $1 million in this round. Mr. Theodore Stern, one of the directors of our Company, is the trustee of the Stern Trust.

●	On August 6, 2018, the Company gave notice to the Stern Trust that it will partially prepay $1,000,000 of principal and approximately $158,000 of accrued interest, out of the $3,000,000 Note dated February 1, 2017 held by the Stern Trust.

“Our flexible suite of Identity-as-a-Service solutions, makes biometrically authenticated identity core to the user experience in approving everyday transactions,” said Philip Beck Chairman and Chief Executive Officer of Ipsidy. “Our low cost IDaaS solutions can be delivered out of the box or easily integrated with our RESTful API’s. The recent fund-raising will help us execute on the large number of physical and virtual use cases for our solutions, in different markets and countries around the world.”

Operational Highlights

The Company continued to make progress enhancing our identity transaction platform to support the launch of our new identity solutions across several vertical and international markets:

●	Established Ipsidy Enterprises Ltd in England and hired Jonathan Ellis as our Managing Director, Europe, Middle East and Africa (EMEA) Sales.

●	In May 2018 we delivered and installed our Search technology for the ZEC. This important project was delivered on time and on budget.

●	In May 2018 we also announced the availability of the new Ipsidy App for iPhone and Android, in the App Store and on Google Play, providing mobile biometric, multi-factor identity authentication for a broad range of everyday transactions.

●	In June 2018, the Company began production service of AccessTM with a major commercial real estate operator at the first location in the United States providing identity authentication for physical access control. The operator’s employees, contractors and visitors can utilize the Ipsidy mobile identity authentication application in conjunction with a proximity beacon to enter corporate offices for which they have been authorized.

●	In June 2018 the Company signed a contract with Skypatrol, Miami based provider of innovative GPS-tracking and fleet-management software tools, for the provision of SkyguruTM our joint mobile wallet payment solution and expense management software for trucking fleets. Skypatrol currently operates in 25 countries. We are currently working to launch the product to Skypatrol’s fleet operators in Latin America and the Caribbean where its customers and end users operate in excess of 1,000,000 vehicles.

●	Launch of AccessTM, our out-of-the-box Identity as a Service solution for access management. Using just a tablet and a Bluetooth beacon and requiring no integration or expensive hardware, Access delivers a highly secure, yet low-cost, biometric access solution to protect the perimeter and create a trusted environment.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018 filed at www.sec.gov and posted on the Company’s investor relations website.

Get the Ipsidy mobile app at: App Store or GooglePlay

Visit the Ipsidy website today at https://www.ipsidy.com/developers where you can create a demo account and run test authentications using the Ipsidy mobile app.

About Ipsidy:

Ipsidy Inc (OTCQX:IDTY) www.ipsidy.com is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co, Cards Plus in South Africa, www.cardsplus.co.za and Ipsidy Enterprises in the UK. Our identity transaction platform creates a trusted transaction, embedding authenticated identity and event details with a digital signature and using a participant’s mobile device to approve everyday transactions. Our platform offers biometric and multi-factor identity management solutions, which are intended to support a wide variety of electronic transactions. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly authenticated. We continue to enhance our solutions to provide our customers with the next level of transaction security, control and certainty over everyday transactions. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com +1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, earnings per share, future product and service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy’s present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2017 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Reconciliation of Net Loss to Adjusted EBITDA
	(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net loss	$(2,473,050)	$(2,802,578)	$(5,225,975)	$(12,471,672)

Add Back:

Interest Expense	246,928	291,168	485,467	895,182
Conversion of debt, derivative liability, and modifications/other	(77,734)	—	(77,734)	4,106,652
Depreciation and amortization	113,768	137,000	224,140	246,534
Taxes	9,856	1,600	14,417	5,770
Stock compensation	624,581	972,510	1,292,900	4,266,670

Adjusted EBITDA (Non-GAAP)	$(1,555,651)	$(1,400,300)	$(3,286,785)	$(2,950,864)

IPSIDY INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current Assets:
Cash	$1,312,667	$4,413,822
Accounts receivable, net	775,730	165,929
Current portion of net investment in direct financing lease	55,679	52,790
Inventory	167,649	492,030
Other current assets	481,702	218,537
Total current assets	2,793,427	5,343,108

Property and equipment, net	190,218	209,719
Other Assets	1,610,996	1,243,531
Intangible Assets, net	2,711,129	2,878,080
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	590,182	618,763
Total assets	$14,631,995	$17,029,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,944,356	$1,447,185
Capital lease obligation, current portion	29,107	27,420
Deferred revenue	657,945	122,511
Total current liabilities	2,631,408	1,597,116

Long-term liabilities:
Notes payable, net	2,698,834	2,375,720
Capital lease obligation, net of current portion	100,521	115,509
Total liabilities	5,430,763	4,088,345

Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 412,344,956 and 403,311,988 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	41,234	40,331
Additional paid in capital	80,541,473	79,053,339
Accumulated deficit	(71,633,597)	(66,407,622)
Accumulated comprehensive income	252,122	254,851
Total stockholders’ equity	9,201,232	12,940,899
Total liabilities and stockholders’ equity	$14,631,995	$17,029,244

IPSIDY INC  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Products and services	$1,821,807	$540,616	2,329,734	1,106,161
Lease income	17,520	18,836	35,382	37,980
Total revenues, net	1,839,327	559,452	2,365,116	1,144,141

Operating Expenses:
Cost of Sales	743,709	155,141	863,957	304,270
General and administrative	3,256,150	2,749,355	6,055,153	8,000,567
Research and development	20,330	27,766	25,691	56,838
Depreciation and amortization	113,768	137,000	224,140	246,534
Total operating expenses	4,133,957	3,069,262	7,168,941	8,608,209

Loss from operations	(2,294,630)	(2,509,810)	(4,803,825)	(7,464,068)

Other Income (Expense):
Loss on derivative liability	—	—	—	(452,146)
Gain on extinguishment of note payable	—	—	—	2,802,234
Loss on modification of derivatives	—	—	—	(319,770)
Loss on modification of warrants	—	—	—	(158,327)
Loss on settlement of notes payable	—	—	—	(5,978,643)
Interest expense	(246,298)	(291,168)	(485,467)	(895,182)
Other income	77,734	—	77,734	—
Other (expense), net	(168,564)	(291,168)	(407,733)	(5,001,834)

Loss before income taxes	(2,463,194)	(2,800,978)	(5,211,558)	(12,465,902)

Income Taxes	(9,856)	(1,600)	(14,417)	(5,770)

Net loss	$(2,473,050)	$(2,802,578)	$(5,225,975)	$(12,471,672)

Net loss per share - Basic	$(0.01)	$(0.01)	$(0.01)	$(0.04)

Net loss per share - Diluted	$(0.01)	$(0.01)	$(0.01)	$(0.04)

Weighted Average Shares Outstanding - Basic	407,490,811	344,140,554	405,872,537	319,868,353

IPSIDY INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,225,975)	$(12,471,672)
Adjustments to reconcile net loss with cash flow from operations:
Depreciation and amortization expense	224,140	246,534
Stock-based compensation	1,292,900	4,266,670
Stock issued for services	196,138	62,805
Inventory reserve	348,308	—
Amortization of debt discounts and issuance costs	323,114	648,996
Loss on derivative liability	—	452,146
Gain on settlement of notes payable	—	(2,802,234)
Loss on modification of derivatives	—	319,770
Loss on modification of warrants	—	158,327
Loss on conversion of debt	—	5,978,643
Changes in operating assets and liabilities:
Accounts receivable	(620,817)	(16,913)
Net investment in direct financing lease	25,692	23,094
Other current assets	(263,165)	(21,763)
Inventory	(41,435)	(705,579)
Accounts payable and accrued expenses	525,977	240,218
Deferred revenue	535,434	(277,992)
Net cash flows from operating activities	(2,679,689)	(3,898,950)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,690)	(8,194)
Investment in other assets	(389,767)	(536,184)
Net cash flows from investing activities	(405,457)	(544,378)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	—	3,000,000
Proceeds from the sale of common stock, net	—	3,570,100
Payment of debt and equity issuance costs	—	(375,821)
Principal payments on notes payable	—	(44,599)
Principal payments on capital lease obligations	(14,988)	(9,904)
Net cash flows from financing activities	(14,988)	6,139,776

Effect of foreign currencies	(1,021)	(9,356)

Net change in Cash	(3,101,155)	1,687,092
Cash, Beginning of Period	4,413,822	689,105
Cash, End of Period	$1,312,667	$2,376,197

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,392	$1,634
Cash paid for income taxes	$4,561	$4,170

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and accrued interest	$—	$21,609,673
Issuance of warrants for inventory costs	$—	$224,460
Reclassification of derivatives upon removal of price protection in warrants	$—	$7,614,974
Acquisition of equipment due to a capital lease	$—	$163,407